UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2014

HELIOS MULTI-SECTOR HIGH INCOME FUND, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32719 (Commission File Number)	20-4048379 (IRS Employer Identification No.)

Brookfield Place 250 Vesey Street New York, New York (Address of principal executive offices)	10281-1023 (Zip Code)

(800) 497-3746

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Kim G. Redding resigned from the Board of Directors of Helios Multi-Sector High Income Fund, Inc. (the “Fund”), effective as of April 21, 2014.  Mr. Redding also resigned as President and Principal Executive Officer of the Fund, effective as of April 21, 2014.

On April 21, 2014, Jonathan C. Tyras was elected by the Board of Directors of the Fund as a Class III Director to replace Kim G. Redding.  Mr. Tyras shall serve until the 2014 annual meeting of stockholders and until his successor shall be elected and qualified or until his earlier resignation or removal.  Mr. Tyras is not a party to any arrangement or understanding pursuant to which he was selected as a Director.  Mr. Tyras is Managing Director, Chief Financial Officer and General Counsel of the Adviser of the Fund and will serve as an interested Director.

Also on April 21, 2014, Brian F. Hurley (age 36) was elected by the Board of Directors of the Fund as the President and Principal Executive Officer of the Fund, effective April 21, 2014.  Mr. Hurley is Managing Director and Assistant General Counsel of Brookfield Investment Management Inc., the investment adviser of the Fund.  Mr. Hurley was Secretary of the Brookfield Investment Funds from 2011-2014.  Mr. Hurley was an associate at Paul, Hastings, Janofsky & Walker LLP from 2002-2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS MULTI-SECTOR HIGH INCOME FUND, INC.

		By:	/s/ Angela W. Ghantous
Angela W. Ghantous
Treasurer

Date:	April 22, 2014